As filed with the Securities and Exchange Commission on August 19, 1997
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
      --------------------------------------------------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
      --------------------------------------------------------------------
                                KIRBY CORPORATION
             (Exact name of registrant as specified in its charter)

                  Nevada                                      74-1884980
    (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                       Identification No.)

     1775 St. James Place, Suite 200
             Houston, Texas                                       77056
 (Address of principal executive offices)                      (Zip Code)
      --------------------------------------------------------------------
              1996 EMPLOYEE STOCK OPTION PLAN FOR KIRBY CORPORATION
                            (Full title of the plan)
      --------------------------------------------------------------------
                J. H. Pyne                                     Copy to:
                 President                               Henry Gilchrist, Esq.
            Kirby Corporation                            Jenkens & Gilchrist,
     1775 St. James Place, Suite 200                 A Professional Corporation
         Houston, Texas  77056                      1445 Ross Avenue, Suite 3200
             (713) 629-9370                              Dallas, Texas  75202
   (Name, address and telephone number
including area code of agent for service)
      --------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of
Class of                       Proposed          Proposed
Securities      Amount         Maximum           Maximum           Amount of
  to be         to be       Offering Price       Aggregate        Registration
Registered  Registered(1)  per Share(2)(3)  Offering Price(2)(3)      Fee(3)
--------------------------------------------------------------------------------
Common
Stock,
$0.10 par
value per      900,000
 share         Shares           $19.50          $17,518,125          $5,309
================================================================================

     (1) The securities to be registered consist of 900,000 shares reserved for issuance under the 1996 Employee Stock Option Plan for Kirby Corporation (the "Plan").

     (2) Estimated solely for the purpose of calculating the registration fee.

     (3) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plan is based on (i) 204,000 shares of Common Stock reserved for issuance under the Plan, but not subject to outstanding stock options, at a price per share of $19.34375, which is the average of the highest and lowest selling price per share of Common Stock on the New York Stock Exchange, Inc. on August 14, 1997, and (ii) the following shares of Common Stock reserved for issuance under the Plan and subject to options already granted thereunder at the following exercise price:

            Number of Shares
            of Common Stock                             Exercise Price
            Subject to Outstanding Options              Per Share
            ------------------------------              --------------------
            696,000                                     $19.50



================================================================================





CORPDAL:62512.3 13085-00001

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Item 1.  Plan Information*
         ----------------
Item 2.  Registrant Information and Employee Plan Annual Information*
         -----------------------------------------------------------

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The registrant hereby incorporates by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

          (1) the registrant's Annual Report on Form 10-K filed with the Commission for the fiscal year ended December 31, 1996;

          (2) the registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, each filed with the Commission;

          (3) the description of the Common Stock, par value $0.10 per share, of the registrant (the "Common Stock") set forth in the Registration Statement on Form 8-B, dated October 14, 1976, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 5.  Interests of Named Experts and Counsel

         Certain matters with respect to the validity of the common Stock to be offered hereby will be passed on for the Company by Jenkens & Gilchrist, a Professional Corporation. Thomas G. Adler, the Secretary of the registrant is a shareholder of Jenkens & Gilchrist, a Professional Corporation and Henry Gilchrist, an Advisory Director of the registrant, is Of Counsel to Jenkens & Gilchrist, a Professional Corporation. As of June 30, 1997, Mr. Gilchrist owned 1,000 shares of Common Stock and held options to purchase 7,500 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

     (a) The Restated Articles of Incorporation of the registrant provide for indemnification as follows:

         "TWELFTH: 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or
--------
     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

CORPDAL:62512.3 13085-00001
                                      II-1
         other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

               2. The  corporation  shall  indemnify  any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification shall not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

               3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2 of this Article Twelfth, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

               4. Any indemnification under sections 1 and 2 of this Article Twelfth, unless ordered by a court or advanced pursuant to section 5 of this Article Twelfth, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

                    (a) By the stockholders;

                    (b) By the board of directors  by majority  vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

                    (c) If a majority  vote of a quorum  consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                    (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

               5. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section 5 of this Article Twelfth do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

               6. The indemnification and advancement of expenses provided by this Article Twelfth:


CORPDAL:62512.3 13085-00001
                                      II-2

                    (a) Does not  exclude  any  other  rights  to which a person seeking indemnification or advancement of expenses may be entitled under these articles of incorporation or any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 of this Article Twelfth or for the advancement of expenses of any director or officer, if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                    (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

               7. The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

               8. The other financial arrangements made by the corporation pursuant to section 7 of this Article Twelfth may include the following:

                    (a) The creation of a trust fund.

                    (b) The establishment of a program of self-insurance.

                    (c) The securing of its  obligation  of  indemnification  by granting a security interest or other lien on any assets of the corporation.

                    (d) The  establishment  of a letter of credit,  guaranty  or surety.

         No financial arrangement made pursuant to this section may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

               9. Any insurance or other financial arrangement made on behalf of a person pursuant to this Article Twelfth may he provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

               10. In the absence of fraud:

                    (a) The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Article Twelfth and the choice of the person to provide the insurance or other financial arrangement shall be conclusive; and

                    (b) The insurance or other financial arrangement:

                         (1) Is not void or voidable; and

                         (2) Does  not  subject  any  director  approving  it to
                    personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement."

     (b) The registrant's Bylaws provide that the registrant shall indemnify each and every present and former director and officer of the registrant, and each and every person who may have served at the registrant's request as a director or officer of another corporation in which the registrant

CORPDAL:62512.3 13085-00001
                                      II-3
owns shares of capital stock or of which the registrant is a creditor (each ofwhich other corporation is individually referred to herein as an "Other Enterprise"), against any and all expenses (including attorneys' fees) actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he was or is a party by reason of being or having been a director or officer of the registrant or Other Enterprise to the fullest extent permitted by law. The rights of indemnification provided in the Bylaws are in addition to any other rights to which a person may otherwise be entitled by any other provisions of the registrant's Restated Articles of Incorporation, statute, agreement, vote of stockholders or otherwise.

     The registrant's Bylaws further provide that the registrant shall indemnify officers and directors of the registrant, as well as other persons who serve as agents and employees of the registrant, to the extent set forth in the Restated Articles.

     Additionally, the registrant's Bylaws provide that the registrant may purchase and maintain insurance on behalf of, and contractually agree to indemnify, any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify him against such liability under the provisions of the Bylaws.

     (c) The registrant has entered into agreements with each Director, Advisory Director, certain key employees, including Brian K. Harrington and G. Stephen Holcomb and Thomas G. Adler, and certain directors of subsidiaries of the registrant, that provide for the indemnification of such individuals for certain liabilities incurred in such capacity.

Item 8.  Exhibits.

                    (a) Exhibits.

                         The  following  documents  are  filed as a part of this
                    registration statement.

         Exhibit           Description of Exhibit
         -------           ----------------------

          4.1 Restated Articles of Incorporation of Kirby Exploration Company, Inc., as amended (incorporated by reference from Exhibit 3.1 to the registrant's Registration Statement on Form S-3, Reg. No. 33-30832, filed with the Commission on August 30, 1989).

          4.2 Certificate of Amendment of Restated Articles of Incorporation of the registrant (incorporated by reference from Exhibit 3.2 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

          4.3 Bylaws of the registrant, as amended, (incorporated by reference from Exhibit 3.2 to the registrant's Registration Statement on Form S-3, Reg. No. 33-30832, filed with the Commission on August 30, 1989).

          4.4 Amendment to Bylaws of the registrant (incorporated by reference from Exhibit 3.4 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1990).

          4.5 1996 Employee Stock Option Plan for Kirby Corporation (incorporated by reference from Exhibit 10.24 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

          5.1* Opinion of Jenkens & Gilchrist, a Professional Corporation

          23.1*Consent  of  Jenkens  &  Gilchrist,  a  Professional  Corporation
               [included in their opinion filed as Exhibit 5.1]

          23.2*Consent of KPMG Peat Marwick, LLP


CORPDAL:62512.3 13085-00001
                                      II-4

--------------------

*        Filed herewith.

Item 9.  Undertakings.

         A.       The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned  registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CORPDAL:62512.3 13085-00001
                                      II-5

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on August 19, 1997.


                                      KIRBY CORPORATION



                                      By:  /s/ J. H. Pyne
                                           -------------------------------------
                                           J. H. Pyne
                                           President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints J. H. Pyne, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature         Capacity                                 Date
          ---------         --------                                 ----
/s/George A. Peterkin, Jr.  Chairman of the Board and            August 19, 1997
--------------------------  Director of the Company
George A. Peterkin, Jr.

/s/J. H. Pyne               President, Director of the           August 19, 1997
--------------------------  Company and Principal
J. H. Pyne                  Executive Officer

/s/Brian K. Harrington      Senior Vice President, Treasurer,    August 19, 1997
--------------------------  Assistant Secretary and Principal
Brian K. Harrington         Financial Officer of the Company

/s/G. Stephen Holcomb       Vice President, Controller,          August 19, 1997
--------------------------  Assistant Secretary and Principal
G. Stephen Holcomb          Accounting Officer of the Director
                            of the Company

/s/George F. Clements, Jr.  Director of the Company              August 19, 1997
--------------------------
George F. Clements, Jr.

/s/C. Sean Day              Director of the Company              August 19, 1997
--------------------------
C. Sean Day


CORPDAL:62512.3 13085-00001

/s/William M. Lamont, Jr.   Director of the Company              August 19, 1997
--------------------------
William M. Lamont, Jr.

/s/Robert G. Stone, Jr.     Director of the Company              August 19, 1997
--------------------------
Robert G. Stone, Jr.

/s/Thomas M. Taylor         Director of the Company              August 19, 1997
--------------------------
Thomas M. Taylor

/s/J. Virgil Waggoner       Director of the Company              August 19, 1997
--------------------------
J. Virgil Waggoner


CORPDAL:62512.3 13085-00001